Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: March 12, 2008	WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

	By:	Warburg Pincus Partners LLC,
its General Partner

	By:	Warburg Pincus & Co., its Managing Member

		By:	/s/ Scott Arenare
		Name:	Scott A. Arenare
		Title:	Partner

Dated: March 12, 2008	WARBURG PINCUS & CO.

	By:	/s/ Scott Arenare
		Name:	Scott A. Arenare
		Title:	Partner

Dated: March 12, 2008	WARBURG PINCUS LLC

	By:	/s/ Scott Arenare
		Name:	Scott A. Arenare
		Title:	Managing Director

Dated: March 12, 2008	WARBURG PINCUS PARTNERS LLC
	By:	Warburg Pincus & Co., its Managing Member

	By:	/s/ Scott Arenare
		Name:	Scott A. Arenare
		Title:	Partner